Exhibit d (xxxix)

Amendment to the
Investment Advisory Agreement

USAA Asset Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

Pursuant to Section 1(b) of the Advisory Agreement dated as of August 1, 2006, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company as transferred to USAA Asset Management Company (AMCO) (the Manager), please be advised that the Trust has established four new series of its shares, namely, the Cornerstone Conservative Fund, Cornerstone Moderately Conservative Fund, Cornerstone Aggressive Fund, and Cornerstone Equity Fund (the Funds), and please be further advised that the Trust desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Funds at the fees stated below:

ADVISORY FEE SCHEDULE

USAA Cornerstone Conservative Fund	0.00%*
USAA Cornerstone Moderately Conservative Fund	0.50%
USAA Cornerstone Aggressive Fund	0.75%
USAA Cornerstone Equity Fund	0.00%*

 * The USAA Cornerstone Conservative Fund and the USAA Cornerstone Equity Fund initially will be structured as funds-of-funds portfolios.  However, each such Fund reserves the right at any time in the future, subject to the approval of the Board of Trustees, to cease operating as a fund-of-funds and instead to invest directly in equity, fixed income and other instruments issued by operating companies and other types of issuers (which may include investment company issuers).  If the Cornerstone Conservative Fund or the Cornerstone Equity Fund is restructured to invest directly in equity, fixed income and other instruments issued by operating companies and other types of issuers, the investment management fee will be equal to an annual rate of 0.50% of average daily net assets for the USAA Cornerstone Conservative Fund and 0.75% of average daily net assets for the USAA Cornerstone Equity Fund.

In addition, revised Schedule A to the Advisory Agreement reflecting the addition of the Funds to the Advisory Agreement is attached hereto as Exhibit A and is hereby approved.

Please state below whether you are willing to render such services at the fee stated above.

                                                                                                                                                          USAA MUTUAL FUNDS TRUST

Attest: /S/ CHRISTOPHER P. LAIA                                                                                           By:  /S/ DANIEL S. MCNAMARA
            Christopher P. Laia                                                                                                                    Daniel S. McNamara
            Secretary                                                                                                                                      President

Dated:

We, as the sole shareholder of the above named Funds, do hereby approve the Advisory Agreement and are willing to render investment advisory services to the USAA Cornerstone Conservative Fund, USAA Cornerstone Moderately Conservative Fund, USAA Cornerstone Aggressive Fund, and USAA Cornerstone Equity Fund at the fees stated above. In addition, we approve Exhibit A hereto as revised Schedule A to the Advisory Agreement.

                                                                                                                                            USAA ASSET MANAGEMENT COMPANY

Attest: /S/ CHRISTOPHER P. LAIA                                                                          By:  /S/ R. MATTHEW FREUND
            Christopher P. Laia                                                                                                     R. Matthew Freund
            Secretary                                                                                                                      Senior Vice President

Dated:

EXHIBIT A

SCHEDULE A TO ADVISORY AGREEMENT

LISTING OF FUNDS

NAME OF FUND

Aggressive Growth Fund
Capital Growth Fund
California Bond Fund
California Money Market Fund
Cornerstone Conservative Fund
Cornerstone Moderate Fund
Cornerstone Moderately Conservative Fund
Cornerstone Moderately Aggressive Fund
Cornerstone Aggressive Fund
Cornerstone Equity Fund
Emerging Markets Fund
First Start Growth Fund
Global Opportunities Fund
Government Securities Fund
Growth & Income Fund
Growth and Tax Strategy Fund
Growth Fund
High Income Fund
Income Stock Fund
Income Fund
Intermediate-Term Bond Fund
International Fund
Managed Allocation Fund
Money Market Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Real Return Fund
Science & Technology Fund
Short-Term Bond Fund
Small Cap Stock Fund
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Tax Exempt Intermediate-Term Fund
Tax Exempt Long-Term Fund
Tax Exempt Money Market Fund
Tax Exempt Short-Term Fund
Treasury Money Market Trust
Total Return Strategy Fund
Ultra Short-Term Bond Fund
Value Fund

Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund

Schedule B-1 to Advisory Agreement - Listing of Funds
with Performance Adjustment

Name of Fund1	Performance Index	Annual Basic Fee Rate
Aggressive Growth Fund	Lipper Large-Cap Growth Funds Index	*
Cornerstone Moderate Fund	Lipper Balanced Funds Index	.75%
California Bond Fund	Lipper California Municipal Debt Funds Index	**
Capital Growth Fund	Lipper Global Funds Index	.85%
Cornerstone Moderately Aggressive Fund	Lipper Global Flexible Funds Index	.75%
Emerging Markets Fund	Lipper Emerging Markets Funds Index	1.00%
First Start Growth Fund	Lipper Flexible Portfolio Funds Index	.75%
Government Securities Fund	Lipper Intermediate U.S. Government Funds Index	.125%
Growth & Income Fund	Lipper Multi-Cap Core Funds Index	.60%
Growth and Tax Strategy Fund	Composite Consisting of 51% of the Lipper General Municipal Bond Funds Index and 49% of the Lipper Large Cap Core Funds Index	.50%
Growth Fund	Lipper Large-Cap Growth Funds Index	.75%
High Income Fund	Lipper High Current Yield Index	.50%
Income Stock Fund	Lipper Equity Income Funds Index	.50%
Income Fund	Lipper Corporate Debt Funds A Rated Index	.24%
Intermediate-Term Bond Fund	Lipper Intermediate Investment Grade Debt Funds Index	***
Tax Exempt Intermediate-Term Fund	Lipper Municipal Debt Funds Index	.28%
International Fund	Lipper International Funds Index	.75%
Tax Exempt Long-Term Fund	Lipper General Municipal Debt Funds Index	.28%
New York Bond Fund	Lipper New York Municipal Debt Funds Index	**
Precious Metals and Minerals Fund	Lipper Gold Funds Index	.75%
Science & Technology Fund	Lipper Science & Technology Funds Index	.75%
Tax Exempt Short-Term Bond Fund	Lipper Short Investment Grade Debt Funds Index	.24%
Short-Term Fund	Lipper Short Municipal Debt Funds Index	.28%
Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	.75%
Total Return Strategy Fund	Lipper Flexible Portfolio Funds Index	.65%
Ultra Short-Term Bond Fund	Lipper Ultra Short Funds Index	.24%
Value Fund	Lipper Multi-Cap Value Funds Index	.75%
Virginia Bond Fund	Lipper Virginia Municipal Debt Funds Index	**
World Growth Fund	Lipper Global Funds Index	.75%

*
The fee is computed at one-half of one percent (.50%) of the first $750 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (.33%) of the portion of average net assets over $1.5 billion.

**
The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.  In calculating the fee for the Fund, the average net assets of the California Bond Fund, the New York Bond Fund, and the Virginia Bond Fund are combined with the average net assets of the California Money Market Fund, the Ney York Money Market Fund, and the Virginia Money Market Fund, respectively, and the fee is allocated pro rata based upon the average net assets of the two Funds.

***
The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.

1 The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund.  If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

Schedule B-2 to Advisory Agreement - Performance Adjustment Rate

EQUITY FUNDS

Aggressive Growth Fund Cornerstone Moderate Fund Capital Growth Fund Cornerstone Moderately Aggressive Fund Emerging Markets Fund First Start Growth Fund Growth & Income Fund Growth Fund	Income Stock Fund International Fund Science & Technology Fund Small Cap Stock Fund Total Return Strategy Fund Value Fund World Growth Fund
Over/Under Performance Relative to Index (in basis points)	Performance Adjustment Rate (in basis points as a percentage of average net assets)
+/- 100 to 400 +/- 401 to 700 +/- 701 and greater	+/- 4 +/- 5 +/- 6

FIXED INCOME FUNDS

California Bond Fund Government Securities Fund Growth and Tax Strategy Fund High Income Fund Income Fund Intermediate-Term Bond Fund	Tax Exempt Intermediate-Term Fund Tax Exempt Long-Term Fund New York Bond Fund Short-Term Bond Fund Tax Exempt Short-Term Fund Ultra Short-Term Bond Fund Virginia Bond Fund
Over/Under Performance Relative to Index (in basis points)	Performance Adjustment Rate (in basis points as a percentage of average net assets)
+/- 20 to 50 +/- 51 to 100 +/- 101 and greater	+/- 4 +/- 5 +/- 6

Exhibit d (xlii)

 Subadvisory Agreement
Between
Granahan Investment Management, Inc. and
USAA Asset Management Company

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of the 11th day of July, 2012, (the Effective Date) between USAA ASSET MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and GRANAHAN INVESTMENT MANAGEMENT, INC. a corporation organized under the laws of the state of Massachusetts and having its principal place of business in Waltham, Massachusetts, (Granahan).

WHEREAS, AMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the state of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), AMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

WHEREAS, AMCO wishes to retain Granahan to render investment advisory services to such Fund (or portions thereof) as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such Fund or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

WHEREAS, Granahan is willing to provide such services to the Fund Accounts and AMCO upon the terms and conditions and for the compensation set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1.           Appointment of Granahan.  AMCO hereby appoints Granahan to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement.  Granahan will be an independent contractor and will have no authority to act for or represent the Trust or AMCO in any way or otherwise be deemed an agent of the Trust or AMCO except as expressly authorized in this Agreement or another writing by the Trust, AMCO and Granahan.  Granahan accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.           Duties of Granahan.

(a)           Authority to Invest.  Subject to the control and supervision of AMCO and the Trust’s Board of Trustees (the Board), Granahan, at its own expense, shall have full discretion to manage, supervise, and direct the investment and reinvestment of Fund Accounts allocated to it by AMCO from time to time. It is understood that a Fund

Account may consist of all, a portion of, or none of the assets of the Fund, and that AMCO has the right to allocate and reallocate such assets to a Fund Account at any time. AMCO shall provide Granahan with reasonable written notice of such allocations and reallocations.  Granahan shall perform its duties described herein in a manner consistent with the investment objective, policies, and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund. Should Granahan anticipate materially modifying its investment process, it must provide written notice in advance to AMCO, and any affected Prospectus and SAI shall be amended accordingly.

For each Fund set forth on Schedule A to this Agreement, Granahan shall provide investment advice only with respect to the discrete portion of the Fund’s portfolio allocated to it by AMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

With respect to the management of each Fund Account pursuant to this Agreement, Granahan shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Granahan wishes to hold cash or cash equivalents in excess of 10% of a Fund Account’s assets, Granahan must request in writing and receive advance permission from AMCO.

In accordance with Subsection (b) of this Section 2, Granahan shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

In the performance of its duties, Granahan will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund, (iv) the Trust’s compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to “regulated investment companies” (as defined in Section 851 of the Code), as from time to time in effect, and (vi) the written instructions of AMCO.  Granahan shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing.  AMCO shall be responsible for providing Granahan with the Trust’s Master Trust Agreement, as amended and supplemented, the Trust’s By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. AMCO shall provide Granahan with prior written notice of any material changes to the Trust’s Registration Statement, the Trust’s compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, that would affect Granahan’s management of a Fund Account.

(b)           Portfolio Transactions.  In connection with the management of the investment and reinvestment of the Fund Accounts’ assets, Granahan will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Granahan shall use its best efforts to obtain for the Fund Accounts the best execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the best execution available, Granahan, bearing in mind each Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer’s spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

Subject to such policies as the Board has determined and have been provided to Granahan, and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange Act), Granahan shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to Granahan an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Granahan determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Granahan’s overall responsibilities with respect to the Fund and to other clients of Granahan as to which Granahan exercises investment discretion. The Board or AMCO may request Granahan in writing, subject to Granahan’s agreement and its reasonable belief that it can seek to obtain best execution in following such request, to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment, provided that it is understood that Granahan’s current policy is not to engage in client directed brokerage.  Should Granahan refuse such a request, it shall respond in writing promptly: (i) notifying the Board or AMCO (as the case may be) of such refusal; (ii) stating the basis for such refusal in light of the particular circumstances of the request; and, (iii) identifying the benefits to the Fund of refusing to participate in the requested client-directed brokerage.

On occasions when Granahan deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Granahan, Granahan, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Granahan in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

Granahan may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Granahan may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

Granahan will advise the Funds’ custodian or such depository or agents as may be designated by the custodian and AMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds’ custodian may need to settle a security’s purchase or sale. Granahan shall not have possession or custody of any Fund’s investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon Granahan giving proper instructions to the custodian, Granahan shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and AMCO.

Notwithstanding the foregoing, Granahan agrees that AMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with AMCO. Granahan shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of AMCO to do so is obtained. In addition, Granahan agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an “affiliated person” (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission (the Commission)) of Granahan, except as permitted under the 1940 Act.  AMCO agrees that it will provide Granahan with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with AMCO or Granahan that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

(c)           Expenses. Granahan, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Granahan’s duties under this Agreement. However, Granahan shall not be obligated to pay any expenses of AMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

(d)           Valuation. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Granahan, at its expense, will provide reasonable assistance to AMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that AMCO is responsible for final pricing determinations and calculations, and that Granahan will take such reasonable steps as necessary to assist AMCO in reaching such pricing determinations for Fund Account securities. Granahan also shall monitor for “significant events” that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account’s portfolio securities and shall notify AMCO immediately of the occurrence of any such events.

(e)           Reports and Availability of Personnel.  Granahan, at its expense, shall render to the Board and AMCO such periodic and special reports as the Board and AMCO may reasonably request with respect to matters relating to the duties of Granahan set forth herein. Granahan, at its expense, will make available to the Board and AMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and AMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to Granahan’s duties hereunder.

(f)           Compliance Matters.  Granahan, at its expense, will provide AMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.  Granahan also shall cooperate with and provide reasonable assistance to AMCO, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and AMCO, keep all such persons fully informed as to such matters as Granahan may reasonably deem necessary to the performance of their obligations to the Trust and AMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(g)           Books and Records.  Granahan will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, Granahan agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or AMCO any such records (or copies of such records) upon the Fund’s or AMCO’s request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, Granahan may maintain copies of such records to comply with its recordkeeping obligations.

(h)           Proxies.  Unless and until Granahan is otherwise directed by AMCO or the Board, AMCO will vote proxies with respect to a Fund Account’s securities and exercise rights in corporate actions or otherwise in accordance with AMCO’s proxy voting guidelines.

3.           Advisory Fee.  AMCO shall pay to Granahan as compensation for Granahan’s services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act.  Such fees shall be calculated daily and payable monthly in arrears within fifteen (15) business days after the end of such month. AMCO (and not the Funds) shall pay such fees. If Granahan shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

Granahan agrees that if (i) it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof) with a substantially similar investment mandate and with assets under management equal to or less than the assets of the Fund Account under management by Granahan (the Substantially Similar Services) and (ii) Granahan charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then Granahan shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately, provided that this paragraph will not apply to fees currently charged by Granahan with respect to funds in the Vanguard Funds complex advised by Granahan, it being acknowledged that this is a pre-existing relationship.

4.           Representations And Warranties.

(a)           Granahan.  Granahan represents and warrants to AMCO that (i) the retention of Granahan by AMCO as contemplated by this Agreement is authorized by Granahan’s governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which Granahan or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of Granahan and when executed and delivered by Granahan will be a legal, valid and binding obligation of Granahan, enforceable against Granahan in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable  principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) Granahan is registered as an investment adviser under the Advisers Act; (v) Granahan has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that Granahan and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to AMCO, and, with respect to such persons, Granahan shall furnish to AMCO all reports and information provided under Rule 17j-1(c)(2); (vi) Granahan is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) Granahan will promptly notify AMCO of the occurrence of any event that would disqualify Granahan from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) Granahan has provided AMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to AMCO at least annually; (ix) Granahan will notify AMCO of any “assignment” (as defined in the 1940 Act) of this Agreement or change of control of Granahan, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Granahan, in each case prior to or promptly after, such change; and (x) Granahan has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards.  Granahan makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

(b)           AMCO.  AMCO represents and warrants to Granahan that (i) the retention of Granahan by AMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and AMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or AMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and AMCO and when executed and delivered by AMCO will be a legal, valid and binding obligation of the Trust and AMCO, enforceable against the Trust and AMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) AMCO is registered as an investment adviser under the Advisers Act; (v) AMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that AMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) AMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) AMCO will promptly notify Granahan of the occurrence of any event that would disqualify AMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) AMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund’s shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5.           Liability and Indemnification.

(a)           Granahan.  Granahan shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, AMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, AMCO Indemnitees) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by Granahan in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to Granahan which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and accurately reflects information furnished in writing to AMCO or the Trust by Granahan Indemnitees (as defined below) for use therein.  Granahan shall indemnify and hold harmless the AMCO Indemnitees for any and all such losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses); provided, however, that in no case is Granahan’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

(b)           AMCO.  AMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Granahan, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, Granahan Indemnitees) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by AMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to AMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and accurately reflects information furnished by Granahan or Granahan Indemnitees in writing to AMCO or the Trust.  AMCO shall indemnify and hold harmless Granahan Indemnitees for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); provided, however, that in no case is AMCO’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6.           Duration and Termination of this Agreement.  This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.  This Agreement shall remain in full force and effect continuously thereafter, except as follows:

(a)           By vote of a majority of (i) the Board members who are not “interested persons” (as defined in the 1940 Act) of the Funds, AMCO, or Granahan (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to AMCO and Granahan.

(b)           This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Granahan may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

(c)           AMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Granahan. Granahan may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to AMCO.

(d)           This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

(e)           Any notice of termination served on Granahan by AMCO shall be without prejudice to the obligation of Granahan to complete transactions already initiated or acted upon with respect to a Fund.

Upon termination of this Agreement, the duties of AMCO delegated to Granahan under this Agreement automatically shall revert to AMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7.           Amendment of Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8.           Approval, Amendment, or Termination by Individual Fund. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9.           Services Not Exclusive.  The services of Granahan to AMCO in connection with the Funds hereunder are not to be deemed exclusive, and Granahan shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by Granahan to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Granahan to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that AMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Granahan, or AMCO itself, to perform investment advisory services to any portion of the Funds.

10.           Additional Agreements.

(a)           Access to Information.  Granahan shall, upon reasonable notice, afford AMCO at all reasonable times access to Granahan’s officers, employees, agents and offices and to all its relevant books and records and shall furnish AMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Granahan to provide AMCO with access to the books and records of Granahan relating to any other accounts other than the Funds.

(b)           Confidentiality.  All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party.  Notwithstanding the foregoing, no approval is required in the case of routine, periodic reports required by law or regulation to be filed with a governmental or regulatory authority in the ordinary course or in the case of records and information provided to any regulator in the course of routine examinations of a party’s books and records, except that either party receiving such a regulatory or ordinary course request shall notify the other party of such regulatory or ordinary course request, prior to the provision of such information so as to allow such other party to respond appropriately.

(c)           Privacy Policy.  Granahan acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from AMCO, if any, is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of AMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.  Notwithstanding the preceding and Section 10(b), Granahan may, upon prior written permission, disclose AMCO’s and the Fund’s name in marketing materials as part of a representative client list.  AMCO may at any time withdraw its consent to the use and disclosure of its name and the Fund’s name.

(d)           Public Announcements.  No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

(e)           Notifications.  Granahan agrees that it will promptly notify AMCO in the event that: (i) Granahan becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of Granahan’s knowledge, any affiliate of Granahan becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that Granahan reasonably expects could have a material adverse effect upon the ability of Granahan to perform its duties under this Agreement.

(f)           Insurance.  Granahan agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Granahan’s business activities.

(g)           Shareholder Meeting and Other Expenses.  In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving Granahan, including, without limitation, a change of control of Granahan or a portfolio manager change, Granahan shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.           Miscellaneous.

(a)           Notices.  All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received.  Notice shall be given to the parties at the following addresses:

AMCO:                                  USAA Asset Management Company
9800 Fredericksburg Road, A-O3-W
San Antonio, Texas 78288
Facsimile No.: (210) 498-0083
Attention: FASG Counsel

Granahan:                              Granahan Investment Management, Inc.
275 Wyman St. Suite 270
Waltham, MA 02451
(781) 890-4412
Fax: (781)890-6427
Attention: Chief Compliance Officer

(b)           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(c)           Governing Law.  This Agreement shall be construed in accordance with the laws of the state of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the state of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

(d)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Headings.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f)           Entire Agreement.  This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

IN WITNESS WHEREOF, AMCO and Granahan have caused this Agreement to be executed as of the date first set forth above.

Attest:                                                                                                                                 USAA ASSET MANAGEMENT COMPANY

By:          /S/ ADYM RYGMYR                                                                        By:          /S/ DANIEL S. MCNAMARA
Name:     Adym Rygmyr                                                                                                   Name:     Daniel S. McNamara
Title:       Secretary                                                                                                            Title:        President

                                             By:           /S/ WAYNE EZELL
                                             Name:      Wayne Ezell
                                             Title:        Authorized Signatory

Attest:	GRANAHAN INVESTMENT MANAGEMENT

By:        /S/ BRIAN S. GRANAHAN                                                 By:     /S/ JANE M. WHITE
Name:    Brian S. Granahan                                                                                             Name:   Jane M. White
Title:      Chief Compliance Officer                                                                                Title:     President & CEO

SCHEDULE A

Small Cap Stock Fund

 SCHEDULE B

FEES

Fund	Account Rate per annum of the average daily net assets of the Fund Account
Small Cap Stock Fund	Small Cap Core Growth Mandate 0.55% on the first $300 million in assets 0.52% on assets above $300 million

* Granahan agrees that it will not seek to increase this fee rate during the three-year period ending July 10, 2015 (the Three-Year Lock). This Three-Year Lock does not limit the rights of a Fund’s shareholders, a Fund’s Board, or AMCO as set forth in Section 6 of the Agreement (“Duration and Termination of this Agreement”).

Exhibit d (xliii)

Subadvisory Agreement
Between
Cambiar Investors and
USAA Asset Management Company

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of the 11th day of July, 2012, (the Effective Date) between USAA ASSET MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and CAMBIAR INVESTORS, LLC, a limited liability company organized under the laws of the state of Delaware and having its principal place of business in Denver, Colorado (Cambiar).

WHEREAS, AMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the state of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), AMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

WHEREAS, AMCO wishes to retain Cambiar to render investment advisory services to such Fund (or portions thereof) as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such Fund or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

WHEREAS, Cambiar is willing to provide such services to the Fund Accounts and AMCO upon the terms and conditions and for the compensation set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1.           Appointment of Cambiar.  AMCO hereby appoints Cambiar to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement.  Cambiar will be an independent contractor and will have no authority to act for or represent the Trust or AMCO in any way or otherwise be deemed an agent of the Trust or AMCO except as expressly authorized in this Agreement or another writing by the Trust, AMCO, and Cambiar.  Cambiar accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.           Duties of Cambiar.

(a)           Authority to Invest.  Subject to the control and supervision of AMCO and the Trust’s Board of Trustees (the Board), Cambiar, at its own expense, shall have full discretion to manage, supervise, and direct the investment and reinvestment of Fund Accounts allocated to it by AMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that AMCO has the right to allocate and reallocate such assets to a Fund Account at any time. AMCO shall provide Cambiar with reasonable written notice of such allocations and reallocations.  Cambiar shall perform its duties described herein in a manner consistent with the investment objective, policies, and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund. Should Cambiar anticipate materially modifying its investment process, it must provide written notice in advance to AMCO, and any affected Prospectus and SAI should be amended accordingly.

For each Fund set forth on Schedule A to this Agreement, Cambiar shall provide investment advice only with respect to the discrete portion of the Fund’s portfolio allocated to it by AMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets.

With respect to the management of each Fund Account pursuant to this Agreement, Cambiar shall determine what investments shall be purchased, held, sold, or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent Cambiar wishes to hold cash or cash equivalents in excess of 10% of a Fund Account’s assets, Cambiar must request in writing and receive advance permission from AMCO.

In accordance with Subsection (b) of this Section 2, Cambiar shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

In the performance of its duties, Cambiar will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund, (iv) the Trust’s compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to “regulated investment companies” (as defined in Section 851 of the Code), as from time to time in effect, and (vi) the written instructions of AMCO.  Cambiar shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing.  AMCO shall be responsible for providing Cambiar with the Trust’s Master Trust Agreement, as amended and supplemented, the Trust’s By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. AMCO shall provide Cambiar with prior written notice of any material changes to the Trust’s Registration Statement, the Trust’s compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, that would affect Cambiar’s management of a Fund Account.

(b)           Portfolio Transactions.  In connection with the management of the investment and reinvestment of the Fund Accounts’ assets, Cambiar will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker-dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, Cambiar shall use its best efforts to obtain for the Fund Accounts the best execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the best execution available, Cambiar, bearing in mind each Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer’s spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

Subject to such policies as the Board has determined and have been provided to Cambiar, and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange Act), Cambiar shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to Cambiar an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if Cambiar determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or Cambiar’s overall responsibilities with respect to the Fund and to other clients of Cambiar as to which Cambiar exercises investment discretion. The Board or AMCO may direct Cambiar in writing, subject to Cambiar’s agreement and its reasonable belief that it can seek to obtain best execution in following such direction, to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

On occasions when Cambiar deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of Cambiar, Cambiar, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Cambiar in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

Cambiar may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Cambiar may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

Cambiar will advise the Funds’ custodian or such depository or agents as may be designated by the custodian and AMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds’ custodian may need to settle a security’s purchase or sale. Cambiar shall not have possession or custody of any Fund’s investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon Cambiar giving proper instructions to the custodian, Cambiar shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and AMCO.

Notwithstanding the foregoing, Cambiar agrees that AMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with AMCO. Cambiar shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of AMCO to do so is obtained. In addition, Cambiar agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an “affiliated person” (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission (the Commission)) of Cambiar, except as permitted under the 1940 Act.  AMCO agrees that it will provide Cambiar with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with AMCO or Cambiar that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

(c)           Expenses. Cambiar, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of Cambiar’s duties under this Agreement. However, Cambiar shall not be obligated to pay any expenses of AMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

(d)           Valuation. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, Cambiar, at its expense, will provide reasonable assistance to AMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that AMCO is responsible for final pricing determinations and calculations, and that Cambiar will take such reasonable steps as necessary to assist AMCO in reaching such pricing determinations for Fund Account securities. Cambiar also shall monitor for “significant events” that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account’s portfolio securities and shall notify AMCO immediately of the occurrence of any such events.

(e)           Reports and Availability of Personnel.  Cambiar, at its expense, shall render to the Board and AMCO such periodic and special reports as the Board and AMCO may reasonably request with respect to matters relating to the duties of Cambiar set forth herein. Cambiar, at its expense, will make available to the Board and AMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and AMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to Cambiar’s duties hereunder.

(f)           Compliance Matters.  Cambiar, at its expense, will provide AMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.  Cambiar also shall cooperate with and provide reasonable assistance to AMCO, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and AMCO, keep all such persons fully informed as to such matters as Cambiar may reasonably deem necessary to the performance of their obligations to the Trust and AMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(g)           Books and Records.  Cambiar will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, Cambiar agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or AMCO any such records (or copies of such records) upon the Fund’s or AMCO’s request; and (iii) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, Cambiar may maintain copies of such records to comply with its recordkeeping obligations.

(h)           Proxies.  Unless and until Cambiar is otherwise directed by AMCO or the Board, AMCO will vote proxies with respect to a Fund Account’s securities and exercise rights in corporate actions or otherwise in accordance with AMCO’s proxy voting guidelines.

3.           Advisory Fee.  AMCO shall pay to Cambiar as compensation for Cambiar’s services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily and payable monthly in arrears within fifteen (15) business days after the end of such month. AMCO (and not the Funds) shall pay such fees. If Cambiar shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

Cambiar agrees that if (i) it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof) with a substantially similar investment mandate and with assets under management equal to or less than the assets of the Fund Account under management by Cambiar (the Substantially Similar Services) and (ii) Cambiar charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then Cambiar shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately, provided that this paragraph will not apply to fees currently charged by Cambiar with respect to funds in the Advisors Inner Circle Fund II complex advised by Cambiar as of the date of this Agreement, it being acknowledged that this is a pre-existing relationship.

4.           Representations And Warranties.

(a)           Cambiar.  Cambiar represents and warrants to AMCO that (i) the retention of Cambiar by AMCO as contemplated by this Agreement is authorized by Cambiar’s governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which Cambiar or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of Cambiar and when executed and delivered by Cambiar will be a legal, valid and binding obligation of Cambiar, enforceable against Cambiar in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable  principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) Cambiar is registered as an investment adviser under the Advisers Act; (v) Cambiar has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that Cambiar and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to AMCO, and, with respect to such persons, Cambiar shall furnish to AMCO all reports and information provided under Rule 17j-1(c)(2); (vi) Cambiar is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) Cambiar will promptly notify AMCO of the occurrence of any event that would disqualify Cambiar from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) Cambiar has provided AMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to AMCO at least annually; (ix) Cambiar will notify AMCO of any “assignment” (as defined in the 1940 Act) of this Agreement or change of control of Cambiar, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of Cambiar, in each case prior to or promptly after, such change; and (x) Cambiar has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards.  Cambiar makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

(b)           AMCO.  AMCO represents and warrants to Cambiar that (i) the retention of Cambiar by AMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and AMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or AMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and AMCO and when executed and delivered by AMCO will be a legal, valid and binding obligation of the Trust and AMCO, enforceable against the Trust and AMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) AMCO is registered as an investment adviser under the Advisers Act; (v) AMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that AMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) AMCO is not prohibited by the

1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) AMCO will promptly notify Cambiar of the occurrence of any event that would disqualify AMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) AMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund’s shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund.

5.           Liability and Indemnification.

(a)           Cambiar.  Cambiar shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, AMCO, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, AMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by Cambiar in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to Cambiar which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to AMCO or the Trust by Cambiar Indemnities (as defined below) for use therein.  Cambiar shall indemnify and hold harmless the AMCO Indemnities for any and all such losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses); provided, however, that in no case is Cambiar’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

(b)           AMCO.  AMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Cambiar, any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, Cambiar Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by AMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to AMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished by Cambiar or Cambiar Indemnitiees in writing to AMCO or the Trust.  AMCO shall indemnify and hold harmless Cambiar Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); provided, however, that in no case is AMCO’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6.           Duration and Termination of this Agreement.  This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.  This Agreement shall remain in full force and effect continuously thereafter, except as follows:

(a)           By vote of a majority of (i) the Board members who are not “interested persons” (as defined in the 1940 Act) of the Funds, AMCO, or Cambiar (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to AMCO and Cambiar.

(b)           This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, Cambiar may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

(c)           AMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to Cambiar. Cambiar may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to AMCO.

(d)           This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

(e)           Any notice of termination served on Cambiar by AMCO shall be without prejudice to the obligation of Cambiar to complete transactions already initiated or acted upon with respect to a Fund.

Upon termination of this Agreement, the duties of AMCO delegated to Cambiar under this Agreement automatically shall revert to AMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7.           Amendment of Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8.           Approval, Amendment, or Termination by Individual Fund. Any approval, amendment (if previously agreed to by the parties to this Agreement), or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9.           Services Not Exclusive.  The services of Cambiar to AMCO in connection with the Funds hereunder are not to be deemed exclusive, and Cambiar shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by Cambiar to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of Cambiar to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that AMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to Cambiar, or AMCO itself, to perform investment advisory services to any portion of the Funds.

10.           Additional Agreements.

(a)           Access to Information.  Cambiar shall, upon reasonable notice, afford AMCO at all reasonable times access to Cambiar’s officers, employees, agents and offices and to all its relevant books and records and shall furnish AMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate Cambiar to provide AMCO with access to the books and records of Cambiar relating to any other accounts other than the Funds.

(b)           Confidentiality.  All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party.  Notwithstanding the foregoing, no approval is required in the case of routine, periodic reports required by law or regulation to be filed with a governmental or regulatory authority in the ordinary course or in the case of records and information provided to any regulator in the course of routine examinations of a party’s books and records, except that Cambiar shall notify AMCO of such regulatory or ordinary course request, prior to the provision of such information so as to allow AMCO to respond appropriately.

(c)           Privacy Policy.  Cambiar acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from AMCO, if any, is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of AMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.  Notwithstanding the preceding and Section 10(b), Cambiar may, upon prior written permission, disclose AMCO’s and the Fund’s name in marketing materials as part of a representative client list.  AMCO may at any time withdraw its consent to the use and disclosure of its name and the Fund’s name.

(d)           Public Announcements.  No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

(e)           Notifications.  Cambiar agrees that it will promptly notify AMCO in the event that: (i) Cambiar becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of Cambiar’s knowledge, any affiliate of Cambiar becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that Cambiar reasonably expects could have a material adverse effect upon the ability of Cambiar to perform its duties under this Agreement.

(f)           Insurance.  Cambiar agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Cambiar’s business activities.

(g)           Shareholder Meeting and Other Expenses.  In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving Cambiar, including, without limitation, a change of control of Cambiar or a portfolio manager change, Cambiar shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.           Miscellaneous.

(a)           Notices.  All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received.  Notice shall be given to the parties at the following addresses:

AMCO:                                  USAA Asset Management Company
9800 Fredericksburg Road, A-O3-W
San Antonio, Texas 78288
Facsimile No.: (210) 498-0083
Attention: FASG Counsel

Cambiar:                                Cambiar Investors, LLC
Denver, CO 80206
303-302-9000
303-302-9050
Attention: Christine M. Simon

(b)           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(c)           Governing Law.  This Agreement shall be construed in accordance with the laws of the state of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the state of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

(d)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Headings.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f)           Entire Agreement.  This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

IN WITNESS WHEREOF, AMCO and Cambiar have caused this Agreement to be executed as of the date first set forth above.

Attest:                                                                                                           USAA ASSET MANAGEMENT COMPANY

By:     /S/ ADYM RYGMYR                                                       By:    /S/ DANIEL S. MCNAMARA
Name:  Adym Rygmyr                                                                                Name:        Daniel S. McNamara
Title:   Secretary                                                                                          Title:           President

                      By:           /S/ WAYNE EZELL
                      Name:   Wayne Ezell
                                 Title:    Authorized Signatory

Attest:	CAMBIAR INVESTORS, LLC

By:     /S/ CHRISTINE M. SIMON                                                                                     By:    /S/ BRIAN M. BARISH
Name:   Christine M. Simon                                                                                               Name:    Brian M. Barish
Title:     Chief Compliance Officer                                                                                    Title:       President

SCHEDULE A

Small Cap Stock Fund

 SCHEDULE B

FEES

Fund	Account Rate per annum of the average daily net assets of the Fund Account
Small Cap Stock Fund	0.67% on the first $300 million in assets 0.65% on assets above $300 million

* Cambiar agrees that it will not seek to increase this fee rate during the three-year period ending July 10, 2015 (the Three-Year Lock). This Three-Year Lock does not limit the rights of a Fund’s shareholders, a Fund’s Board, or AMCO as set forth in Section 6 of the Agreement (“Duration and Termination of this Agreement”).